UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

LEE ENTERPRISES, INCORPORATED

SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN

(Amended November 16, 2005)

_______________________________________________________________________

(Full title of the plan)

Carl G. Schmidt

Vice President, Chief Financial Officer and Treasurer

Lee Enterprises, Incorporated

201 N. Harrison Street, Ste. 600

Davenport, IA 52801

_______________________________________________________________________

(Name and address of agent for service)

(563)383-2100

_______________________________________________________________________

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

C. D. Waterman III

Lane & Waterman LLP

220 N. Main Street, Ste. 600

Davenport, IA 52801-1987

As Filed with the Securities and Exchange Commission

On March 28, 2006

CALCULATION OF REGISTRATION FEE

Title of securities to be registered ---------------------- Common Stock ($2.00 par value)	Amount to be registered (1)(2) ---------------------- 65,000	Proposed maximum offering price per share (3) ---------------------- $33.11	Proposed maximum aggregate offering price ---------------------- $2,152,150	Amount of registration fee --------------------- $231.00

Notes:

(1)     Includes preferred stock purchase rights which initially are attached to and trade with the shares of common stock being registered under this registration statement. The value attributed to such rights, if any, is reflected in the market price of the common stock. See Exhibit 4.3 to the Exhibit Index for this registration statement at page 4.

(2)     Together with an indeterminable number of shares as may be required pursuant to the Lee Enterprises, Incorporated Supplemental Employee Stock Purchase Plan (Amended November 16, 2005), as a result of stock splits, stock dividends, recapitalization or other similar change in the common stock, pursuant to Rule 416(a).

(3)    Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h)(1), the proposed offering price was based on the average of the high and the low prices of Lee Enterprises, Incorporated common stock on the New York Stock Exchange on March 27, 2006.

Persons who are to respond to the collection of information contained in this form are not required to respond unless the
SEC 1398(9-04)	form displays a currently valid OMB control number.

Explanatory Note

The contents of the Company’s registration statement on Form S-8, filed with the Securities and Exchange Commission on June 15, 2005 (Reg. No. 333-125833), are incorporated by reference herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission, are incorporated by reference into this registration statement:

a)	Its annual report on Form 10-K, as amended January 25, 2006, for the fiscal year ended September 30, 2005.

b)	Its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005.

c)

Its current reports on Form 8-K filed on October 3, 2005 (filed under Item 1.01), October 18, 2005 (filed under Item 5.02), November 7, 2005 (filed under Item 2.05) and February 28, 2006 (filed under Item 1.01).

d)	Its definitive proxy statement on Schedule 14A filed on January 25, 2006.

e)	The description of the Company's common stock, which is contained in a registration statement filed on Form S-1 (Registration No. 2-31630), as amended.

f)

The description of the Company's preferred stock purchase rights contained in its report on Form 8-K, filed with the Commission on May 7, 1998, and related Rights Agreement, dated as of May 7, 1998, between Lee Enterprises, Incorporated and The First Chicago Trust Company of New York, which includes the form of Certificate of Designation of the Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C, included as Exhibit 1.1 to the Company's registration statement filed on Form 8-A, filed with the Commission on May 26, 1998 (File No. 1-6227).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, except for information furnished under Items 2.02 or 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein.

Any statement in the document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

Attorneys at Lane & Waterman LLP, which is delivering the opinion filed as Exhibit 5.1 to this registration statement, beneficially owned, as of March 9, 2006, 7,771 shares of the Company's common stock and 10,049 shares of the Company's Class B common stock. These amounts are expected to change from time to time. C. D. Waterman III, a partner in said firm, is the secretary of the Company.

3

Item 8. Exhibits.

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Company with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this registration statement on Form S-8.

Exhibit
Number	Description

*4.1	Restated Certificate of Incorporation of Lee Enterprises, Incorporated, as amended, as of March 3, 2005 (Exhibit 3.1 to Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2005).

*4.2	Lee Enterprises, Incorporated Amended and Restated By-Laws as of January 23, 2002 (Exhibit 3 to Quarterly Report on Form 10-Q for the fiscal quarter-ended March 31, 2002).

*4.3

Rights Agreement, dated as of May 7, 1998, between Lee Enterprises, Incorporated and The First Chicago Trust Company of New York, which includes the form of Certificate of Designation of the Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Exhibit 1.1 to Current Report on Form 8-A dated May 26, 1998, filed on May 26, 1998).

4.4	Lee Enterprises, Incorporated Supplemental Employee Stock Purchase Plan (Amended November 16, 2005).

5.1	Opinion of Lane & Waterman LLP regarding legality of securities.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Lane & Waterman LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

Item 9. Undertakings.

a.	The undersigned Company hereby undertakes:

(1)      To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished

4

to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

b.        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Iowa, on the 28th day of March 2006.

LEE ENTERPRISES, INCORPORATED

By:	/s/Mary E. Junck
Mary E. Junck
Chairman, President and Chief Executive Officer

By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer
and Treasurer (Principal Financial and
Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in their respective capacities on the 28th day of March 2006.

Signature

*/s/Carl G. Schmidt
Richard R. Cole	Director

*/s/Carl G. Schmidt
Nancy S. Donovan	Director

*/s/Carl G. Schmidt
Mary E. Junck	Chairman, President and Chief
Executive Officer and Director
*/s/Carl G. Schmidt
William E. Mayer	Director

*/s/Carl G. Schmidt
Herbert W. Moloney III	Director

*/s/Carl G. Schmidt
Andrew E. Newman	Director

*/s/Carl G. Schmidt
Gordon D. Prichett	Director

*/s/Carl G. Schmidt
Gregory P. Schermer	Vice President – Interactive Media
and Corporate Counsel and Director
*/s/Carl G. Schmidt
Mark Vittert	Director

*by Carl G. Schmidt, Attorney-in-Fact

6

Exhibit 4.4

LEE ENTERPRISES, INCORPORATED

SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN

------------------------------------------

(Amended November 16, 2005)

1. Purpose. The purpose of the Plan is to provide eligible Employees of certain Designated Subsidiaries of the Company with a convenient way to acquire shares of the Company's Common Stock through payroll deductions.

2. Definitions. Wherever used herein, the following terms have the following meanings:

(a)   "Account" means the bookkeeping account established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

(b)	"Board" means the Board of Directors of the Company.

(c)	"Code" means the Internal Revenue Code of 1986, as amended.

(d)	"Committee" means the Executive Compensation Committee of the Board.

(e)   "Common Stock" means the common stock of the Company, $2.00 par value per share.

(f)   "Company" means Lee Enterprises, Incorporated, a Delaware corporation, and any successor thereto.

(g)   "Compensation" means the base cash compensation paid by a Designated Subsidiary to a Participant which is required to be reported as wages on the Participant's Form W-2, including such additional amounts which are not includable in gross income by reason of Sections 125, 402(e) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, expense allowances and other irregular payments (except commissions).

(h)   "Designated Subsidiary" means any Subsidiary which has been designated from time to time by the Board to participate in the Plan including, without limitation, the Subsidiaries set forth on Schedule I hereto (as amended from time to time).

 (i)    "Employee" means an individual who performs services for a Designated Subsidiary in an employer-employee relationship.

(j)	"Enrollment Date" means the first day of an Offering Period.

(k)	"Exercise Date" means the last business day of an Offering Period.

 (l)    "Fair Market Value" means the closing sale price per share of the Company's Common Stock as recorded on the New York Stock Exchange Composite Transaction Tape on such date or, if there is no sale on such date, on the next preceding date.

(m)  "Offering Period" means one or more periods of time established by the Committee from time to time; provided, however, that the Committee shall have the power to change the duration of any Offering Period and any Enrollment Date or Exercise Date thereof from time to time and no new Offering Period shall become effective until the prior Offering Period has expired.

(n)   "Participant" means any Employee for whom an Account is maintained under the Plan.

(o)   "Subsidiary" means (i) any trade or business, other than a corporation, which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) by the Company or any of its Subsidiaries, including, without limitation, a partnership or a limited liability company, or (ii) any other entity in which the Company or any of its Subsidiaries has an equity or other ownership interest and which is approved by the Board as a Subsidiary under the Plan.

3. Available Shares. Subject to the provisions of Section 11 hereof, the maximum number of shares of Common Stock available for issuance pursuant to the Plan as of November 16, 2005 is 135,000 shares. Such shares may be either authorized and unissued or held by the Company in its treasury. The Committee may cause the Company to purchase previously-issued and outstanding shares of Common Stock in order to enable the Company to satisfy its obligations hereunder.

4. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan, to establish and change the time covered by an Offering Period or terminate such Offering Period, to establish the number of shares to be offered under each Offering Period and the purchase price per share thereof and any adjustment thereto, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decisions of the Committee with regard to questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

5. Eligibility and Enrollment. An Employee shall be eligible to become a Participant in the Plan on the Enrollment Date coincident with or next following the date he commences employment with a Designated Subsidiary. An eligible Employee shall become a Participant for an Offering Period by completing a Plan enrollment form authorizing payroll deductions and filing it with the Company prior to the Offering Period. Payroll deductions for a Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, limit the number of shares of Common Stock a Participant may purchase during any Offering Period or any calendar year.

6. Payroll Deduction. At the time a Participant enrolls in the Plan, he or she shall be required elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election; provided, however, that no more than ten percent (10%) of a Participant's Compensation may be withheld under the Plan on any pay date, and provided further that the Committee, acting in its discretion, may establish a minimum required amount or percentage of Compensation which is required to be withheld during an Offering Period. All payroll deductions made for a Participant shall be credited to the Participant's Account. Interest shall not accrue on any amounts credited to a Participant's Account. The rate of a Participant's contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

7. Purchase of Shares. On each Exercise Date, the amount credited to a Participant's Account shall be used to purchase a whole number of shares of Common Stock, the number of which shall be determined by dividing the amount credited to the Participant's Account by the purchase price per share. Any amount remaining in the Participant's Account shall be converted to a fractional share unless the Committee, acting, in its discretion, determines that fractional shares shall not be credited to Participants under the Plan, in which event, subject to the Participant's continuing withdrawal right, such amount shall be credited to the Participant's Account as of the beginning of the next Offering Period. Subject to Section 11 of the Plan, the purchase price per share shall not be less than eighty-five (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date. If the total number of shares of Common Stock to be purchased as of an Exercise Date, when aggregated with shares of Common Stock previously purchased for all Employees under the Plan, exceeds the number of shares then authorized under the Plan, a pro-rata allocation of the available shares shall be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.

8. Discontinuance and Withdrawal of Contributions; Change of Rate of Payroll Deductions.

(a)    Discontinuance or Withdrawal. At any time during an Offering Period, a Participant may notify the Company that the Participant wishes to discontinue contributions under the Plan. This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company. A Participant may elect to withdraw all, but not less than all, of the amount of his Account at any time during an Offering Period except on the Exercise Date with respect to that Offering Period. If a withdrawal is made during an Offering Period, no further contributions will be permitted during that Offering Period by the withdrawing Participant.

(b)    Withholding Changes. At any time during an Offering Period, a Participant may increase or decrease the rate of his payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period. The change in rate shall be effective as soon as practicable after the Company's receipt of the new enrollment form.

9. Termination of Employment. Any Participant whose employment with a Designated Subsidiary is terminated for any reason before an Exercise Date shall thereupon cease being a Participant. The total amount credited to the Participant's Account during the Offering Period shall be returned to the Participant or, in the case of a deceased Participant, to the Participant's beneficiary, as soon as practicable after the Participant's termination of employment. For purposes of this Section 9, a Participant who its transferred from one Designated Subsidiary to another shall be deemed not to have terminated employment.

10. Rights as a Stockholder. No shares of Common Stock shall be issued under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

11. Capital Changes, Reorganization, Sale.

(a)    Adjustments Upon Changes in Capitalization. The number and class of shares of Common Stock which may be issued under the Plan, as well as the number and class of shares of Common Stock and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.

(b)    Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant shall be permitted to purchase Common Stock with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant's Account which is not used to purchase Common Stock before the Exchange Transaction shall be distributed to the Participant. Notwithstanding the preceding sentence, (1) if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase shares of Common Stock shall be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (2) the Committee, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

(c)    Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of

Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

(d)    Fractional Shares. In the event of any adjustment in the number of shares of Common Stock covered by any right pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded and each such right will cover only the number of full shares of Common Stock resulting from the adjustment.

(e)    Determination of Board to be Final. All adjustments under this Section 11 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

12. Amendment and Termination. The Committee may at any time, or from time to time, amend, suspend or terminate the Plan; provided that any such amendment shall be subject to the approval of the Company's stockholders if and to the extent such approval is necessary or desirable to comply with applicable law or exchange requirements.

13. Transferability. The rights of a Participant to purchase Common Stock under the Plan are not assignable or transferable and may only be exercised during the Participant's lifetime by the Participant. A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant's Account in the event of the Participant's death during an Offering Period. A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's estate shall be deemed to be his designated beneficiary.

14. No Rights Conferred. Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the service or employ of a Designated Subsidiary or to interfere with the right of the Designated Subsidiary to discharge him at any time.

15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

16. Legal Requirements. The Committee may impose such other conditions with respect to the purchase of Common Stock hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

17. Governing Law. The Plan shall be governed by the laws of the State of Delaware, without regard to its conflict of laws provisions.

18. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final, binding and conclusive.

Schedule I

Designated Subsidiaries

St. Louis Post-Dispatch LLC

STL Distribution Services LLC

INN Partners, L.C.

Exhibit 5.1

Lane & Waterman LLP

March 28, 2006

Lee Enterprises, Incorporated

201 N. Harrison Street

Davenport, IA 52801

Ladies and Gentlemen:

We have acted as counsel to Lee Enterprises, Incorporated, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended, which Registration Statement registers 65,000 shares of the Company's Common Stock, $2.00 par value, as well as an indeterminate amount of plan interests to be offered and sold pursuant to the Lee Enterprises, Incorporated Supplemental Employee Stock Purchase Plan (Amended November 16, 2005) (the "Common Stock" and the "Amended Plan"). In that capacity, we have reviewed the Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws of the Company, both as amended to date, the Registration Statement, the Amended Plan, the originals or copies of corporate records reflecting the corporate action taken by the Company in connection with the approval of the Amended Plan and the issuance of the Common Stock under the Amended Plan and such other instruments as we have deemed necessary for the issuance of this opinion.

Based upon the foregoing, we are of the opinion that the Common Stock to be issued under the Amended Plan has been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Amended Plan, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Common Stock.

Very truly yours,

/s/Lane & Waterman

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 14, 2005, relating to the consolidated financial statements of Lee Enterprises, Incorporated and subsidiaries, and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K/A of Lee Enterprises, Incorporated and subsidiaries for the year ended September 30, 2005.

/S/ DELOITTE & TOUCHE LLP

Davenport, Iowa

March 27, 2006

Exhibit 23.2

Consent of Lane & Waterman LLP (included in Exhibit 5.1)

Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary E. Junck and Carl G. Schmidt and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and any and all additional Registration Statements filed pursuant to Rule 462(b) related to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of March 2006.

/s/Mary E. Junck	/s/Carl G. Schmidt
Mary E. Junck	Carl G. Schmidt
Chairman, President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)
Director

/s/Nancy S. Donovan	/s/William E. Mayer
Nancy S. Donovan	William E. Mayer
Director	Director

/s/Herbert W. Moloney III	/s/Andrew E. Newman
Herbert W. Moloney III	Andrew E. Newman
Director	Director

/s/Gordon D. Prichett	/s/Gregory P. Schermer
Gordon D. Prichett	Gregory P. Schermer
Director	Director

/s/Mark Vittert	/s/Richard R. Cole
Mark Vittert	Richard R. Cole
Director	Director